ServiceNow Announces Plans to Initiate First-Ever Share Repurchase Program

Program authorizes up to $1.5 billion of common stock to be repurchased

LAS VEGAS – May 16, 2023 – Knowledge 2023 – ServiceNow (NYSE: NOW), the leading digital workflow company making the world work better for everyone, today announced that its Board of Directors has authorized the company’s first-ever share repurchase program. The new program authorizes the purchase of up to $1.5 billion in shares of common stock. The program’s primary objective is managing the impact of dilution from future employee equity grants and employee stock purchase programs.

“We are a growth company at heart, and we see a lot of runway ahead to continue investing in innovation to drive strong organic growth in a thoughtful and disciplined manner,” said ServiceNow CFO Gina Mastantuono. “Given the current macro environment and our strong cash flow generation, we believe that using a portion of our free cash flow to manage dilution is a strategic use of capital. This program reflects our conviction in the trajectory of our business and our commitment to driving exceptional shareholder value.”

With this new program, ServiceNow may repurchase shares of common stock from time to time through open market purchases, in privately negotiated transactions, or by other means, including through the use of trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in accordance with applicable securities laws and other restrictions. The share repurchase program does not have a fixed expiration date, may be suspended or discontinued at any time, and does not obligate ServiceNow to acquire any amount of common stock. The timing, manner, price, and amount of any repurchases will be determined by the Company at its discretion and will depend on a variety of factors, including business, economic and market conditions, prevailing stock prices, corporate and regulatory requirements, and other considerations.

Use of Forward‑Looking Statements
This press release contains “forward‑looking statements” about the expectations, beliefs, plans, intentions and strategies relating to ServiceNow’s share repurchase program. Such forward‑looking statements include statements regarding any future share repurchases and expected benefits to ServiceNow and its shareholders, such as dilution management. Forward‑looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward‑looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward‑looking statements we make. We undertake no obligation, and do not intend, to update the forward‑looking statements. Factors that may cause actual results to differ materially from those in any forward‑looking statements include, without limitation, (i) changes in the regulatory landscape related to share repurchases; and (ii) unexpected delays, difficulties, and expenses in making the share repurchases or executing this strategy. Further information on factors that could affect our financial and other results is included in the filings we make with the Securities and Exchange Commission from time to time.

About ServiceNow
ServiceNow (NYSE: NOW) makes the world work better for everyone. Our cloud-based platform and solutions help digitize and unify organizations so that they can find smarter, faster, better ways to make work flow. So employees and customers can be more connected, more innovative, and more agile. And we can all create the future we imagine. The world works with ServiceNowTM. For more information, visit: www.servicenow.com.

© 2023 ServiceNow, Inc. All rights reserved. ServiceNow, the ServiceNow logo, Now, and other ServiceNow marks are trademarks and/or registered trademarks of ServiceNow, Inc. in the United States and/or other countries. Other company names, product names, and logos may be trademarks of the respective companies with which they are associated.

Media Contact:
Brandon Brunson
512.680.4385
press@servicenow.com

Investor Contact:
Darren Yip
925.388.7205
ir@servicenow.com